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                                                                     EXHIBIT 5.1

                  [Wilson Sonsini Goodrich & Rosati letterhead]

                                  July 17, 2001


XCare.net, Inc.
6400 S. Fiddler's Green Circle
Suite 1400
Englewood, CO 80111

         RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We are acting as counsel for XCare.net, Inc., a Delaware corporation (the "Company"), in connection with the registration of the resale under the Securities Act of 1933, as amended, of up to 1,942,453 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, including 1,350,000 shares issuable pursuant to the exercise of a warrant for the purchase of common stock (the "Warrant Shares"). In this regard, we have participated in the preparation of a Registration Statement on Form S-1 relating to the Shares, to be filed by you with the Securities and Exchange Commission on or about July 17, 2001 (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement."

         We understand that the Shares are to be sold for resale to the public as described in the Registration Statement. As the Company's legal counsel, we have examined the proceedings taken, and are familiar with the proceedings taken in connection with the sale and issuance of the Shares.

         It is our opinion that (i) the Shares (other than the Warrant Shares) have been legally issued and are fully paid and nonassessable and (ii) the Warrant Shares, when issued and delivered upon exercise of the warrant and receipt by the Company of payment in full therefor in accordance with the term of such warrant, will be legally issued, fully paid and nonassessable shares.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement-prospectus constituting a part thereof, and any amendment thereto.

                                           Very truly yours,



                                           WILSON SONSINI GOODRICH & ROSATI

                                           Professional Corporation

                                           /s/ Wilson Sonsini Goodrich & Rosati